                                                                   EXHIBIT 10.19



                        QUADRANT/KMS MANAGEMENT SERVICES

                                      LEASE


THIS LEASE is made this 6th day of December, 1996, by and between Sun Life Assurance Company of Canada (U.S.), a Delaware Corporation, as "Landlord," and Vixel Corporation, a Delaware Corporation, as "Tenant." Landlord and Tenant agree as follows:

1. BASIC LEASE TERMS. This section contains the Basic Lease Terms of this Lease between Landlord and Tenant named below. Other sections, paragraphs, and exhibits of the Lease referred to in this paragraph explain and define the Basic Lease Terms in greater detail and are to be read in conjunction with the Basic Lease Terms.

        a.     PREMISES:
               Building 11911 Building                    Unit  NA
                        Quadrant Business Park - Bothell  (the "Corporate Park")

               Address  11911 North Creek Parkway South
                        Bothell, WA 98011                       (Paragraph 3)

        b.     AREA OF PREMISES:
               Approximately 42,702 square feet.  (Paragraph 3)

        c.     TERM:  (PARAGRAPH 4)
               (1)    Commencement Date:           February 1, 1997
               (2)    Expiration Date:             January 31, 2002
               (3)    Number of Months:            60
               (4)    Rent Commencement Date:      April 1, 1997

        d.     EXTENSION/RENEWAL OPTIONS:  (PARAGRAPH 4(c))

                      Term                                Rental

               Three (3) Years                  Market Rate - Similar Properties

        e.     MONTHLY BASE RENT:  (PARAGRAPH 6)

                 Months  1 -  2     =    $       0.00/mo.           NNN
                 Months  3 - 12     =    $  32,026.50/mo.           NNN
                 Months 13 - 24     =    $  33,805.75/mo.           NNN
                 Months 25 - 36     =    $  35,585.00/mo.           NNN
                 Months 37 - 48     =    $  37,364.25/mo.           NNN
                 Months 49 - 60     =    $  39,143.50/mo.           NNN

        f. PREPAID RENT AND SECURITY DEPOSIT: (PARAGRAPH 7)

               (1)    Total Initial Deposit:  $416,344.50
               (a)    Prepaid Rent:           $ 32,026.50   for Month 3



                                       1.

               (b)    Initial Security Deposit:   $384,318.00 (Letter of Credit)

        g. USE: (PARAGRAPH 8) TENANT'S USE OF PREMISES:

               General office, warehouse, light manufacturing, assembly and testing of electronic systems and components, research and development.

        h.     TENANT'S INITIAL ESTIMATED SHARE OF COMMON COSTS AND EXPENSES:
               (PARAGRAPH 9)

               $12,298.18 per month; or $0.288 per square foot per month.

        i.     BROKERAGE COMMISSIONS:  (PARAGRAPH 37)

               (1)    Brokerage Firm:       Cushman & Wakefield of Washington,
                                            Inc./CB Commercial
               (2)    Commission Paid By:   Landlord

        j.     NOTICE ADDRESSES:  (PARAGRAPH 32)

               Landlord:

                      Sun Life Assurance Company of Canada (U.S.)
                      c/o Quadrant/KMS Management Services         Telephone: (206) 455-2900
                      Property Management                          Facsimile: (206) 646-8300
                      P.O. Box 130
                      N.E. 8th at 112th
                      Bellevue, Washington 98009

               Tenant:
                      Vixel Corporation
                      11911 North Creek Parkway                    Telephone:  (303) 460-0700
                      Bothell, WA  98011                           Facsimile:  (303) 466-0290
                      Attn:  ______________________

               With a copy to:
                      Vixel Corporation
                      325 Interlocken Parkway
                      Building A, Suite 305
                      Broomfield, Co 80021
                      Attn:  Chief Financial Officer

The foregoing Basic Lease Term [LANGUAGE MISSING] a part of the Lease. Each reference in the Lease to any of the Basic Lease Terms shall mean the respective information set forth above. Tenant acknowledges that it has read and understands all of the provisions contained in the entire Lease and all exhibits which are a part thereof and agrees that the Lease, including the Basic Lease Terms and all exhibits, reflects the entire understanding and reasonable expectations of Tenant and Landlord regarding the Premises.


2.      PARTIES. This Lease is made between Landlord and Tenant.



                                       2.

3. PREMISES. Landlord agrees to lease to Tenant the "Premises" described in Exhibit A-1 and consisting of approximately the square feet designated in paragraph 1.b. The Premises are a part of the "Building", which Building is located on the real property described on Exhibit A-2 (the "Property"). The Premises are improved or to be constructed pursuant to the terms and conditions of Exhibit B (will be attached upon mutual tenant improvement approval by Landlord and Tenant). The Premises, Building, and Property are a part of the named Corporate Park stated in paragraph 1.a ("Corporate Park").

4.      TERM. The term of this Lease shall commence on the earlier of:

        a. The date specified in paragraph 1.c(1); or Tenant obtaining an occupancy permit for the Premises; or ninety (90) days after a lease has been fully executed.

        b. If Tenant shall occupy the Premises for the purpose of commencing operations prior to the date specified in paragraph 1.c(1), then the date of such occupancy.

        c. OPTION TO EXTEND TERM: Landlord will grant (1) Option to Extend the Lease term and all provisions contained in this Lease, except for the minimum monthly rent, for one three (3) year period ("Extended Term") following expiration of the initial term by giving notice of exercise of the Option ("Option Notice") to Landlord at lease one hundred fifty (150) days before the expiration of the initial term, provided that if Tenant is in default of a material term of this Lease beyond the applicable cure period on the date of giving Option Notice, the Option Notice shall be ineffective, or if Tenant is in default of a material term of this Lease beyond the applicable cure period on the day the Extended Term is to commence, the Extended Term shall not commence and this Lease shall expire at the end of the initial term.

                Landlord shall give Tenant its initial determination of the fair market rent either promptly after the receipt of Tenant's notice exercising Tenant's option to extend, or promptly after receiving a request for such determination prior to receipt of Tenant's exercise of its option if such request is received during the ninety (90) days prior to the date such option must be exercised. If Tenant disagrees with Landlord's initial designation of the Fair Market Rent, Landlord and Tenant agree to negotiate in good faith for a period of up to thirty (30) days following Tenant's receipt of Landlord's initial determination of Fair Market Rent in an effort to agree on the Fair Market Rent, and if the parties cannot agree upon the Fair Market Rent by the end of such thirty day period, then the Fair Market Rent shall be submitted to arbitration as follows:

                Within fifteen (15) days after the expiration of such thirty
                (30) day period, Landlord and Tenant shall either agree on the name of a single arbitrator or each give notice to the other specifying the name and address of the arbitrator each has chosen. The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within twenty (20) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the Fair Market Rent in



                                       3.

                accordance with the following provisions of this Section they shall together appoint a third arbitrator.

                If said two arbitrators cannot agree upon the appointment of a third arbitrator within ten (10) days after the expiration of such twenty (20) day period, then either party, on behalf of both and on notice to the other, may request such appointment by the then President of the Washington State Commercial Association of Realtors (or any successor organization) in accordance with its then prevailing rules. If said President shall fail to appoint said third arbitrator within ten (10) after such request is made, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any successor organization) in accordance with its then prevailing rules. The sole arbitrator, both arbitrators or the majority of the arbitrators (as applicable) shall determine the Fair Market Rent of the Premises for the extension term as of the first day of the extension term and render a decision and award as to their determination to both Landlord and Tenant within twenty (20) days after the appointment of the last arbitrator chosen. In the Event that all three arbitrators cannot agree upon such Fair Market Rent within ten (10) days after the third arbitrator shall have been selected, then each arbitrator shall submit his designation of such Fair Market Rent to the other two arbitrators in writing; and the Fair Market Rent shall be determined by calculating the average of the two numerically closest (or, if the values are equidistant, all three) values so determined.

                Each of the arbitrators selected as herein provided shall have at least ten (10) years experience as a commercial real estate broker in the Eastside (East of Lake Washington) area dealing with properties of the same type and quality as the Building. Each party shall pay the fees and expenses of the arbitrator it has selected and the fees and expenses of the third arbitrator and all other expenses (not including counsel fees, witness fees and similar expenses of the parties, each of which shall be borne separately by each of the parties) of the arbitration shall be borne equally by the parties hereto except that the fees and expenses of the sole arbitrator shall be borne equally by the parties. Each party may offer to the arbitrators such evidence as it desires. Each arbitrator shall be the judge of the relevancy and materiality of the evidence offered, and conformity to legal rules of evidence shall not be necessary. All orally presented evidence shall be taken in the presence of all arbitrators and each of the parties except where such party is absent following reasonable notice or has waived the right to be present, and copies of all written evidence shall be concurrently presented to all arbitrators and each party. The decision and award of the arbitrator(s) shall be in writing and be final and conclusive on all parties, and counterpart copies thereof shall be delivered to each of such parties. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction.

                If Tenant does not provide written notice of its option to extend on or before the dates specified herein, Tenant's Option to Extend shall be null and void and Tenant shall have no right to extend the Term.



                                       4.

        d. OPTION TO TERMINATE: Landlord shall grant a one-time option to terminate this Lease after the 36th month. To exercise this option Tenant must provide Landlord with six (6) months prior written notice of its intent to terminate the Lease. Tenant must also pay to Landlord prior to the effective cancellation date a termination fee equal to the unamortized portion of Tenant Improvements paid for by Landlord, brokerage fees and space planning costs incurred by Landlord. The amortization rate will be ten percent (10%). Additionally, Tenant shall pay to Landlord a fee equal to four (4) months rent ($149,457.00).

        The Lease Term shall expire on the Expiration Date specified in paragraph 1.c(2), unless sooner terminated or extended as provided herein.

5.      POSSESSION.

        a. Landlord shall deliver possession of the Premises to Tenant on or before seven (7) days from the full execution of this Lease. In the event that Landlord fails to deliver the Premises to Tenant within such seven day period, Tenant shall have the right to terminate this Lease upon notice to Landlord.

        b. If Landlord permits Tenant to occupy the Premises prior to the Commencement Date of the term, such occupancy shall be subject to all the provisions of this Lease and shall not advance the Expiration Date of this Lease. Tenant's Share of Common Costs and Expenses shall be due and payable from the date of Tenant's occupancy of the Premises for the purpose of commencing operations.

        c. If Tenant should cause any delay in Landlord's completion of the Premises, thereby delaying Tenant's occupancy of the Premises beyond the Commencement Date of this Lease, then the Landlord may, at its option require the Tenant to commence payment of rent on the stated Rent Commencement Date as specified in paragraph 1.c.(4) herein.

        d. In the event that Tenant is delayed in taking occupancy of the Premises for the purpose of commencing its operations as a result of any Landlord Delay in excess of three (3) business days, the Commencement Date shall be delayed one business day for each business day of delay resulting from such cause. The term "Landlord Delay" shall mean any delay (i) in giving of authorizations or approvals by Landlord; (ii) attributable to the acts or failure to act of Landlord, its agents or contractors, that materially interfere with, and thereby delay, the completion of the tenant improvements; (iii) caused by the failure of the Building to comply with all applicable laws, rules regulations and orders for which the Landlord is responsible for pursuant to the terms of this Lease, in effect at the time Tenant commences construction of the tenant improvements, provided Tenant immediately notifies Landlord of any such failure to comply.

6. RENT. Without prior notice or demand, in advance, Tenant agrees to pay to Landlord the Monthly Base Rent specified in paragraph 1.a on or before the first day of each calendar month of the Lease Term. Payment of Monthly Base Rent shall begin on the Rent Commencement Date specified in paragraph 1.c.(4). Rent for any period during the Term hereof which is for



                                       5.

        less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Rent shall be paid to Landlord at the address to which notices to Landlord are to be given, without deduction, or offset in lawful money of the United States of America, or to such other person or at such other place as Landlord may from time to time designate in writing.

7.      SECURITY DEPOSIT/LETTER OF CREDIT.

        a. Landlord acknowledges receipt from Tenant of the Security Deposit (Letter of Credit), to be held by Landlord, as security, without interest, for and during the initial four (4) years of the Lease Term. Tenant shall deposit with Landlord thirty nine thousand one hundred forty-three dollars ($39,143.00) the first day of the forty-ninth (49th) month. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of the Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee provided Landlord is not in default at such time. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

        b. Tenant shall furnish to Landlord, at Tenant's sole cost and expense, a clean, irrevocable and unconditional letter of credit in the face amount of three hundred eighty four thousand three hundred eighteen dollars ($384,318.00), in the form of Exhibit D and drawn in favor of Landlord on a lending institution reasonably satisfactory to Landlord, together with a copy of the issuer's corporate resolution or letter from Tenant President or Board of Directors, authorizing execution of the Letter of Credit. The Letter of Credit shall have an expiration date no earlier than the first anniversary of the Commencement Date, which expiration date shall be automatically extended without amendment for additional periods of one year. Commencing on the thirteenth (13th) month, provided the Tenant is not in default beyond any applicable cure period under any material term of this Lease (which includes but is not limited to paragraphs 6, 8, 9(a), 12, 15(b), 18, and 33(b), the Letter of Credit shall be reduced to the face amount per the following schedule:

                First day of the thirteenth (13th) month:        $  304,252.00
                First day of the twenty-fifth (25th) month:      $  213,510.00
                First day of the thirty-seventh (37th) month:    $  117,431.00

                and further provided that so long as Tenant is in occupancy of any part of the Premises, unless the issuer of the Letter of Credit notifies Landlord in writing that it elects not to renew the Letter of Credit for such additional period. In the event Landlord is so notified by the issuer, Landlord shall so notify Tenant and Tenant shall, within 15 days



                                       6.

                after Landlord's notice, deliver to Landlord a replacement Letter of Credit, such that the first Letter of Credit or replacement Letter of Credit shall be in effect at all times. Any replacement Letter of Credit shall be substantially in the form of Exhibit F, issued by a lending institution reasonably satisfactory to Landlord, and delivered to Landlord together with a copy of the issuer's corporate resolution authorizing execution of the replacement Letter of Credit. If Tenant fails to deliver to Landlord a replacement Letter of Credit within the time limits set forth in this paragraph, it shall be a default under this Lease and Landlord shall be entitled to draw down the full amount of the Letter of Credit without further notice or demand and retain the proceeds thereof as substitute security, subject to the provisions of this Section (drawing down the full amount of the Letter of Credit shall be deemed to cure Tenant's failure to deliver the replacement Letter of Credit.)

                Landlord shall hold the Letter of Credit as security for the faithful performance and observance beyond applicable cure periods by Tenant of the terms, provisions and conditions of this Lease. It is understood and agreed that if any default by Tenant occurs hereunder, Landlord shall have the right from time to time, without further notice or demand and without prejudice to any other remedy Landlord may have on account thereof, to make presentment of the Letter of Credit in the full amount, and Landlord may use, apply, or retain the whole or any part of the proceeds to the extent required for payment of any Annual Rent or additional rent to any other sum as to which Tenant is in default beyond the applicable cure period or for any sum which Landlord may expend or may be required to expend by reason of any default by Tenant hereunder, including, but not limited to, any damage or deficiency accrued before or after summary proceedings or other reentry by Landlord. It is agreed tat Landlord shall always have the right to apply the proceeds or any part thereof, as aforesaid without prejudice to any other remedy or remedies which Landlord may have, or Landlord may pursue any other such remedy or remedies in lieu of applying the proceeds or any part thereof. Tenant shall not have the right to call upon Landlord to apply all or any part of the proceeds to cure any default or fulfill any obligation of Tenant, such use shall be solely in the discretion of Landlord. The proceeds will be held by Landlord as Security and without any obligation to segregate the proceeds from any other funds held by Landlord or to accrue interest thereon for the benefit of Tenant. If Landlord shall apply the proceeds or any part thereof, as aforesaid, Tenant shall upon demand restore the Letter of Credit to the face amount required under this Section or pay to Landlord the amount necessary to restore the Letter of Credit to its original amount. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit, or any remaining proceeds or cash deposits, shall be returned to Tenant within 30 days after the expiration of the Term and after delivery of entire possession of the Premises to Landlord. In the event of a sale or other transfer of the Premises, or leasing of the Premises, Landlord shall have the right to transfer the Letter of Credit, or any remaining proceeds, to the grantee, transferee or lessee (if the letter of credit is not assignable, Tenant shall furnish Landlord's successor with a replacement Letter of Credit showing such successor as payee, provided that the original Letter of Credit then outstanding shall be simultaneously returned to Tenant) and Landlord shall thereupon be released by Tenant from any and all liability with respect to the Letter of Credit, or any remaining proceeds, its application and return, and Tenant agrees to look solely to the grantee,



                                       7.

                transferee or lessee. It is further understood that this provision shall also apply to subsequent grantees, transferees and lessees. Tenant further covenants that it will not assign or encumber nor attempt to assign or encumber the Letter of Credit or its proceeds and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Any assignment or encumbrance or the Letter of Credit or its proceeds by Tenant shall be null and void and without force or effect at law or in equity.

8.      USE.

        a. Tenant shall use the Premises for the purposes specified in paragraph 1.g above and hereby agrees that it has determined to its satisfaction that the Premises can be used for those purposes. Tenant waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Lease term. The Premises may not be used for any other purpose without Landlord's written consent, such consent not to be unreasonable withheld, delayed or conditioned.

        b. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause cancellation or insurance policy covering the Building or any part thereof or any of its contents.

        c. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights or other tenants or occupants of the Building or Corporate Park or, injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not commit or suffer to be committed any waste, damage, or injury in or upon the Premises. Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises any signs, symbols, drapes, or other materials without written consent of Landlord.

        d. Landlord gives Tenant and its employees, authorized representatives, and business invitees a nonexclusive right to the reasonable use and enjoyment of the Common Areas, subject to Landlord's rights set forth herein.

9.      TENANT'S SHARE OF COMMON COSTS AND EXPENSES.

        a. Tenant shall pay to Landlord, as additional rent, the amount estimated by Landlord to be Tenant's Share of Common Costs and Expenses ("Tenant's Share") as set forth in this paragraph 9. Tenant's Share shall be payable on or before the first day of the first full calendar month of the Term hereof or upon Tenant's occupancy, whichever first occurs, and on the first day of each and every successive calendar month thereafter during the Term hereof. Tenant's Share for any period less than one month shall be paid by the Tenant on a per diem basis, based on a thirty (30) day month.



                                       8.

        b. For the first accounting period of the Term, Tenant's Share shall be estimated to be equal to the amount specified in paragraph 1.h per month ("Tenant's Initial Estimated Share of Common Costs and Expenses").

        c. An accounting period is a calendar year; except the first accounting period shall commence on the date the Lease Term or Tenant's occupancy commences, as the case may be, and end on December 31 of the same calendar year. The last accounting period shall end on the Expiration Date of the Lease Term.

        d. Landlord can adjust the Common Costs and Expenses at the commencement of each new accounting period throughout the Lease term, whereupon Tenant's Share shall be adjusted accordingly, if, at any time during any accounting period, Landlord determines that the actual Common Costs and Expenses for such accounting period will vary by more than five percent (5%) from Landlord's original estimate, Landlord may, by written notice to Tenant, adjust the Common Costs and Expenses for the remainder of such accounting period, and, accordingly, Tenant's Share to be paid hereunder. Landlord shall furnish to Tenant, after each accounting period, a statement showing the actual total Common Costs and Expenses, the actual Tenant's Share, and the payments made by Tenant as part of its Tenant's Share during such accounting period. If the actual Tenant's Share exceeds Tenant's payments,,, Tenant shall pay to Landlord the deficiency within thirty (30) days of Tenant's receipt of such statement. If Tenant's payments made during the accounting period exceed the actual Tenant's Share, Landlord may, at Tenant's sole election, pay the excess to Tenant at the time Landlord furnishes said statement, or credit the excess toward Tenant's payments of Tenant's Share in the next succeeding accounting period. Landlord will keep books and records regarding the Common Costs and Expenses in accordance with the system of accounts and accounting practices consistently maintained ion a year-to-year basis. Tenant shall have the right (no more frequently than twice per calendar year) to review the books and records pertaining to such costs. If in Tenant's opinion such review discloses an error in Landlord's books and records with regard to these costs, Tenant may cause an audit at Tenant's expense of Landlord's books and records which will be conducted by an independent certified public accountant designated by Tenant and reasonably acceptable to Landlord, who does not represent or is not employed by either Landlord or Tenant on any other matters. If any audit discloses that Tenant overpaid the costs, Landlord shall pay Tenant the amount of overpayment within thirty (30) days after the results of the audit have been disclosed to both parties. Tenant shall pay all costs and expenses of the audit unless the audit shows Landlord overstated Tenant's share of the costs for the subject calendar year by more than five percent (5%) of the actual amount payable by Tenant, in which case, Landlord will pay all costs of the audit, not to exceed the amount of the overcharge, and will pay Tenant interest on the overpaid amounts at the Default Rate.

        e. Common Costs and Expenses shall include the "Property Taxes" and "Operating Expenses". "Property Taxes" shall include, without limitation, all real and personal property taxes, charges, and assessments imposed on the Premises, Building, Property, or Common Areas; and any other taxes, charges, ground rents, or assessments assessed



                                       9.

                against the Landlord, Premises, Building, Property, or Common Areas in connection with the use or occupancy of the Premises at any time during the term of this Lease. Property Taxes does not include (i) any interest, penalties or fines relating to Landlord's failure to pay any taxes, assessments or other charges when due, or (ii) any taxes, surcharges and local improvement and other assessments levied with respect to any additional development or construction on the Property, except that constructed by Tenant. Landlord agrees to pay all Property Taxes in the maximum number of installments permitted by law. The Property Taxes shall not be due and payable by Tenant except in the year in which it is actually paid. Tenant shall only be obligated to pay for Property Taxes that become due during the Term of this Lease or any extension thereof. Tenant shall have the right to have the assessed valuation of the Premises reduced or may initiate proceedings to contest the Property Taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. "Operating Expenses" shall mean the annual Operating Expenses which include, without limitation, all operating costs incurred by Landlord or on behalf of the Premises in maintaining, operating, and providing services to and for the Building, Property, Common Areas, and the Corporate Park, including, without limitation, the costs of utilities, supplies, insurance, independent contractors, property managers, other suppliers, compensation of all persons who perform regular and recurring duties connected with the Building, Property, and Common Areas and Corporate Park, its equipment, utilities, sprinkler systems, and parking facilities thereto, the cost of improvements or alterations to the Building, Property, Common Areas and Corporate Park as may be required by law or reasonably determined by Landlord to be necessary to improve the operating efficiency of the Building, Property, Common Areas and Corporate Park, and allowance to Landlord or Landlord's agent for supervision of such maintenance, operation,, services and repair of the Building, Property, and Common Areas and any and all assessments charged to Landlord or the Property by or through the Owners Association of the Corporate Park, if any, in connection with the operation, repair and maintenance of the Common Areas and Corporate Park.

                Notwithstanding anything above to the contrary, Operating Expenses shall not include (A) debt service (including, without limitation, interest, principal, points, fees and any impound payments) required to be made on any real property mortgage or deed or trust recorded with respect to the Property; (B) the cost of any items for which Landlord is reimbursed by Insurance proceeds, condemnation awards, or otherwise; (C) salaries of officers, executives and owners of Landlord; (D) any costs included in Expenses representing an amount paid to an entity or person related to Landlord which is in excess of the amount which would have been paid in the absence of the relationship;
                (E) non-cash items, such as deductions for depreciation or obsolescence of the Property and building equipment; (F) costs incurred by Landlord for the repair of damage caused by fire, windstorm or other casualty, condemnation or eminent domain; (G) marketing costs including leasing commissions and attorneys' fees incurred in connection with lease negotiations; (H) costs incurred by Landlord due to the violation by Landlord of any law, code, regulation, ordinance or the like or the defense of Landlord's title to the Property or any part thereof; (I) overhead and profit increment paid to Landlord or its affiliates for goods and/or services rendered by unaffiliated third parties on a



                                      10.

               competitive basis; (J) Landlord's general corporate overhead and general and administrative expenses; (K) costs incurred in connection with upgrading the Property to comply with disability, life, fire and safety codes, ordinances, statutes, or other laws in effect prior to the Commencement Date including, without limitation, the effect prior to the Commencement Date including, without limitation, the ADA, including penalties or damages incurred due to such non-compliance; (L) tax penalties incurred as a result of Landlord's failure to make payments and/or to files any tax or informational returns when due; (M) costs for which Landlord has been compensated by a management fee, and any management fees in excess of those management fees which are normally and customarily charged by Landlords of comparable property in the vicinity; (N) costs arising from the negligence or fault of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents; (O) notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, any and all costs arising from the presence of any Hazardous Material in or about the Property including, without limitation, Hazardous Materials in the ground water or soil, not placed on the Property by Tenant; (P) costs arising from latent defects in the Building or Common Areas installed by Landlord or repair thereof; (Q) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to Landlord and/or the Building and/or the Property; (R) any expenses for repairs or maintenance which are reimbursed through warranties or service contracts; (S) any costs relating to landscaping to the property other than routine maintenence or restoration due to damage of existing landscaping. Any expenditures by Landlord for Operating Expenses that are considered Capital Improvements under Landlord's standard accounting practices as consistently applied, shall be amortized over the useful life of such asset. Only the amortized portion of such expenditure applicable to a particular period shall be considered an item of Operating Expenses for such period.

10.     REPAIR RESPONSIBILITY.

        a. Landlord represents and warrants that to the best of its knowledge as of the date of this Lease, the Building (including Building systems) is in good condition and repair and in compliance with all applicable existing laws, ordinances, rules, regulations and orders. Tenant shall have no responsibility for correcting any noncompliance of the Premises with any applicable statues, ordinances, regulations, rules, and orders as of the date of this Lease except for compliance with ADA within the Premises. All such costs and expenses relating to correcting such noncompliance shall be the responsibility of the Landlord. By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in good, sanitary order, condition, and repair. Tenant shall, when and if needed, at Tenant's sole expense, make repairs to the Premises and every part thereof, including, without limitation, the heating, ventilating, and air conditioning system, if any, serving only the Premises. Tenant shall surrender the Premises to Landlord in good condition upon the expiration or sooner termination of this Lease; provided, however, that Tenant shall not be held responsible for damage to the Premises from causes beyond the reasonable control of Tenant, to the extent covered



                                      11.

                by Landlord's fire and extended coverage insurance policy, or for ordinary wear and tear. Except as specifically provided in an exhibit, if any, to this Lease, Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building, except as specifically herein set forth.

        b. Landlord, at its option, may engage a maintenance firm to maintain the heating, ventilating, and air conditioning system, if any, servicing only the Premises. Tenant shall pay to Landlord, or, at landlord's election, directly to the maintenance firm, the cost of such maintenance, which shall be in addition to Common Costs and Expenses.

        c. Except as provided herein, Tenant shall, at its expense, clean, maintain, and keep in good repair throughout the term of this Lease the entire Premises and appurtenances, including, without limitation, signs, windows, doors, and trade fixtures.

        d. Notwithstanding the provisions of paragraph 10.a hereinabove, but subject to the provisions of paragraph 16, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating, and electrical systems, installed or furnished by Landlord only insofar as such heating, air conditioning, and electrical systems provide service to the entire Building, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, servants, employees, or invitees, in which case Tenant shall pay to Landlord the reasonable costs of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless Landlord fails to promptly commence such work and diligently prosecute it to its completion after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in paragraph 16 and 17 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building, the Premises, the Property, or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

        e. Tenant shall comply with the provisions of the American Disabilities Act (ADA) for improvements constructed by Tenant. Landlord shall be responsible for reasonable costs for common area and building exterior compliance for the American Disabilities Act (ADA).

        f. In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Tenant is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Tenant hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 15.



                                      12.

                Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Tenant hereunder shall be performed by Tenant, and Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

        g. If Landlord shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within sixty (60) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any Lenders of which Tenant has actual notice of Tenant's election to terminate this Lease on a date not less than sixty
                (60) days following the giving of such notice. If Tenant gives such notice to landlord and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Landlord or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

11.     MAINTENANCE AND MANAGEMENT.

        a. Landlord shall maintain the Common Areas in good condition at all times. Landlord shall have the right to establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas; and to make changes to the Common Areas, including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces, parking area, or the direction of the flow of traffic. Landlord understands that Tenant has entered into this Lease for the Property in part, based on the appearance of the Building. Therefore, Landlord agrees that prior to making any material alterations affecting the access and appearance of the front of the Building, Landlord will consult with Tenant and consider Tenant's recommendations prior to making any such alterations.

        b. Common Areas, as defined in this Lease, mean all parts of the Building, and related land areas and facilities outside the Individual Premises, but constituting a part of Corporate Park. Common Areas include, without limitation:

                (1) the Property, pedestrian walkways and patios, landscaped areas, sidewalks, loading areas, parking areas, and roads located on the Property;

                (2) the structural parts of the Building and other improvements in which the Premises are located, which structural parts include only the foundation, bearing and exterior walls (excluding glass and doors), subflooring, and roof (excluding skylights);



                                      13.

                (3) the unexposed electrical, plumbing, and sewage systems lying outside the Premises;

                (4) window frames, gutters, and downspouts on the Building in which the Premises are located; and

                (5) those certain open areas, landscaped areas, and roadways, utility systems and facilities located outside the Premises but on the Property, and Building.

        c. Landlord shall not be liable, nor shall the rent be abated, because of interruption of services caused by accident, strikes, necessity for repairs, or for any other reason beyond its control.

12. UTILITIES. Tenant shall pay, as additional rent, prior to delinquency, for heat, light, water, electricity, gas and other utility services supplied to the Premises and will pay any required deposits therefor. Water, electric, sewer, and other utility charges for which separate billings are not available shall be prorated by Landlord and charged to Tenant based on the ratio of the Premises to the total rentable square footage of the Building, Buildings within the Corporate Park, or Property, depending on the metering system then in place; provided, however, that Landlord may increase Tenant's pro rata portion of any such charges to reflect unusual or excessive utility systems demands. Separate charges may be made to reflect unusual or excessive utility system demands where not separately metered.

13.     TENANT IMPROVEMENT ALLOWANCE/ALTERATIONS AND ADDITIONS BY TENANT.

        a. Tenant shall submit all construction plans and specifications describing all the proposed tenant improvements for Landlord's approval. Upon submission of construction plans for Landlord approval, Tenant shall identify any improvements to the Premises that Tenant desires to remove upon termination of the Lease. Landlord will approve or reject Tenant's proposal within 10 days of receipt of the proposal. Landlord's failure to reject within such 10 day period shall be deemed an approval of Tenant's plans to retain ownership of such improvements. Landlord will provide to Tenant a tenant improvement allowance of $132,400.00 ($5.00/SF) on the office portion of the Premises, paid to Tenant upon completion of construction and Tenant confirmation of full payment for the work. All costs associated with construction drawings and city permits and approvals necessary to build the space in accordance to tenant requirements will be included in the tenant improvement allowance. Landlord and landlord's property manager shall be allowed to reasonably approve construction plans, specifications, contractors and the work. Tenant will deliver to landlord certificates of insurance for the contractors naming Landlord as additional insured.

        b. After obtaining the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned, Tenant may make, at its sole expense, such additional improvements or alterations to the Premises which it may deem necessary or desirable. Any repairs or new construction by Tenant shall be done in conformity with plans and specifications approved by Landlord. All work performed shall be done in a



                                      14.

                workmanlike manner and shall become the property of the Landlord. At the time of approval of plans and specifications, Landlord shall identify alterations or improvements Landlord may require removed at the expiration of the term, such removal to occur at Tenant's sole cost and expense; and Tenant shall repair all damage to the Premises or Building occurring as a result of such removal.

14. LIENS. Tenant shall keep the Premises, Building, and Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1.5) times any and all estimated cost or any improvements, additions, or alterations in the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

15.     INSURANCE.

        a. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against landlord, for injury or damage to any person or property in or about the Premises, Building, or Property by or from any cause whatsoever; provided, that nothing contained herein shall relieve Landlord from liability for any such injury or damage caused by Landlord's negligence.

        b. Tenant agrees to procure and maintain throughout the Lease Term, at Tenant's sole cost and expense, comprehensive general liability and property damage insurance with minimum liability limits of ($1,000,000) per occurrence, aggregate bodily injury and property damage; or $1,000,000 combined single limit. Such policy shall name Landlord, and Landlord's designated representative, as an additional insured, shall contain cross-liability endorsements. Tenant shall provide Landlord with a certificate of such insurance. The liability insurance policy shall be issued by a firm reasonably satisfactory to Landlord and shall contain endorsements requiring thirty (30) days notice to Landlord prior to any cancellation or any reduction in amount of the coverage.

        c. The proceeds of any insurance policies maintained by or for the benefit of Landlord shall belong to and be paid over to Landlord. Tenant shall have no interest in or right to such proceeds and shall make no claim against Landlord or the insurer for any such proceeds. The insurance coverage which Tenant is required to maintain hereunder, and any other insurance coverage which Tenant elects to maintain, may not decrease the amount of insurance available under any insurance policies maintained by or for the benefit of Landlord.

        d. Tenant, as a material part of the consideration to be rendered to Landlord, hereby agrees to defend, indemnify, and hold harmless Landlord against any and all claims, costs, and liabilities, including reasonable attorneys fees, for damage or injury (1) arising from Tenant's use of the Premises, or (2) from the conduct of Tenant's business, or (3) from any activity, work, or thing done, permitted, or omitted by Tenant or any of Tenant's agents, contractors, or employees, or (4) from Tenant's breach of any term of this



                                      15.

                Lease, or (5) occurring in or about the Premises, Building, or Property, unless caused by Landlord's negligence. The provisions of this paragraph 15 shall survive the expiration or termination of this Lease with respect to any events occurring prior to such expiration or termination.

        e. Landlord, as a material part of the consideration to be rendered to Tenant, hereby agrees to defend, indemnify, and hold harmless Tenant against any and all claims, costs, and liabilities, including reasonable attorneys' fees, for damage or injury (1) arising from Landlord's use of the Premises, or (2) from the conduct of Landlord's business, or (3) from any activity, work, or thing done, permitted, or omitted by Landlord or any of Landlord's agents, contractors, or employees, or (4) from Landlord's breach of any term of this Lease, or (5) occurring in or about the Premises, Building, or Property, unless caused by Tenant's negligence. The provisions of this paragraph 15 shall survive the expiration or termination of this Lease with respect to any events occurring prior to such expiration or termination.

16. DESTRUCTION. If the Premises or the Building is destroyed by fire, earthquake, or other casualty to the extent that they are untenantable in whole or in part, then Landlord may, at Landlord's option, proceed with reasonable diligence to rebuild and restore the Premises or such part thereof, provided that within thirty (30) days after such destruction or injury, Landlord shall in writing notify Tenant of Landlord's intention to do so. During the period from destruction or damage until restoration, the rent shall be abated in the same ratio as that portion of the Premises which Landlord determines is unfit for occupancy shall bear to the whole Premises. If Landlord shall fail to notify Tenant, then this Lease shall, at the expiration of the time for the giving of notice as herein provided, be deemed terminated and at an end. Landlord shall not be required to repair any injury or damage by fire or other cause, or to make any repairs or replacements of any panels, decoration, office fixtures, paintings, floor coverings, or any other property installed in the Premises by Tenant. The Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration. Notwithstanding any provision to the contrary, in the event that the Premises and the property cannot be repaired or restored to a condition that would allow Tenant to continue its operations within 120 days from the date of such damage or destruction, or if the Premises are not so repaired or restored within such 120 day period, Tenant shall have the right to terminate this Lease upon notice to Landlord without any further liability.

17. CONDEMNATION. If all or part of the Premises are taken under power of eminent domain, or sold under the threat of the exercise of said power, this Lease shall terminate as to the part so taken as of the date the condemning authority takes possession. If more than 25% percent of the floor area of Premises or the parking area for the Building is taken by condemnation, Tenant may, by a written notice within ten (10) days after notice of such taking (or absent of such notice, within ten (10) days after the condemning authority takes possession), terminate this Lease as of the date the condemning authority takes possession. If Tenant does not so terminate, this Lease shall remain in effect as to the portion of the Premises remaining except that the rent shall be reduced in the proportion that the floor area taken bears to the original



                                      16.

        total floor area; provided, that if circumstances make abatement based on floor area unreasonable, the rent shall abate by a reasonable amount to be determined by Landlord. In the event that Tenant elects not to terminate the Lease with respect to any part of the Premises remaining after condemnation, Landlord shall have no responsibility to restore such part of the Premises to its condition prior to condemnation. Any award for the taking of all or part of the Premises under the power of eminent domain, including payment made under threat of the exercise of such power, shall be the property of Landlord, whether made as compensation for diminution in value of the leasehold or for the taking of the fee or as severance damages; provided, that Tenant shall be entitled to such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right for the loss of or damage to Tenant's trade fixtures and removable personal property and moving costs. Landlord shall not be liable to Tenant for the loss of the use of all or any part of the Premises taken by condemnation.

18. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, let, or sublet this Lease or any part thereof, either by operation of law or otherwise, or permit any other party to occupy all or any part of the Premises, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Landlord agrees to respond to Tenant request for approval of a sublease within ten (10) days from the receipt of such request. This Lease shall not be assignable by operation of law. Landlord and Tenant agree that landlord may charge Tenant a reasonable sum to reimburse Landlord for legal and administrative costs incurred in connection with such consent; and that from the date of such assignment, let or sublease of this Lease, Landlord and Tenant shall share equally in any rental and other proceeds paid to Tenant in excess of the rent to be paid to Landlord under the terms of this Lease. If Tenant is a corporation, any transfer of this Lease from Tenant by merger, consolidation, or liquidation or any change in the ownership or power to vote in the majority of the outstanding voting stock of Tenant shall constitute an assignment for the purpose of this paragraph. If Tenant is a partnership, any change in the individuals or entities of which the partnership is composed shall constitute an assignment for purposes of this section. Subject to the provisions above, this Lease shall be binding upon and inure to the benefit of the parties, heirs and successors and assigns. Tenant shall have the right to assign this Lease to any person or entity without consent of Landlord but with prior written consent thereof that (a) controls, is controlled by or is under common control with Tenant, (b) purchases substantially all of Tenants assets or a controlling interest in Tenant and such entity has a net worth equal to or greater than Tenant's net worth at the time of this Lease, or (c) an entity resulting from a merger or consolidation with Tenant.

19.     DEFAULT.

        a. The occurrence of any one or more of the following events shall constitute a material default and breach of the Lease by Tenant:

                (1)     vacation or abandonment of all of the Premises;

                (2) failure by Tenant to make any payment required as and when due, where such failure shall continue after five
                        (5) days written notice from Landlord;



                                      17.

                (3) failure by Tenant to observe or perform any of the covenants, conditions, or provisions of this Lease, other than the making of any payment, where such failure shall continue for a period of thirty (30) days after written notice from Landlord; or

                (4) (i) the making by Tenant of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Tenant a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at Premises or of Tenant's interest in this Lease; (iv) the seizure by any department of any government or any officer thereof of the business or property of Tenant; and (v) adjudication that Tenant is bankrupt.

        b. Tenant shall notify Landlord promptly of any default by its nature not necessarily known to Landlord.

        c. Landlord shall not be in default unless Landlord fails to perform its obligations within thirty (30) days after notice by Tenant specifying wherein Landlord has failed to perform; provided, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, Landlord shall not be in default if Landlord commences performance within thirty (30) days of Tenant's notice and thereafter completes Landlord's performance within a reasonable time. In the event that Landlord fails to cure any default within the applicable cure period, Tenant may exercise any of its rights provided in law or at equity and shall have the right, but not the obligation to cure any such even of default and to deduct the costs incurred by Tenant to cure such default, including legal fees and expenses, from the amounts next due and owning under the Lease.

        d. If, pursuant to paragraph 1.e, Tenant was not obligated to pay Monthly Base Rent for any period of time during the Lease Term ("Rental Concession"), and if Tenant defaults in Tenant's obligations at any time during the Lease Term, than the Rental Concession shall be canceled and of no force or effect, whereupon the full dollar amount of the Rental Concession as specified in paragraph 1.e shall be due and payable as if no Rental Concession had ever been granted and without regard to whether this Lease is terminated by Landlord as a result of Tenant's default.

                In addition, all options and assumptions heretofore, if any, are cancelled.

20. REMEDIES IN DEFAULT. In the event of any default or breach, Landlord may, at any time without waiving or limiting any other right or remedy, reenter and take possession of the premises, or terminate this Lease, or pursue any remedy allowed by law or equity. Tenant agrees to pay Landlord the cost of recovering possession of the Premises, the expenses of reletting, and any other reasonable costs or damages arising out of Tenant's default, including, without limitation, the costs of removing persons and property from the Premises, the costs of preparing or altering the Premises for reletting, broker's commissions, and legal fees.



                                      18.

        Notwithstanding any reentry or termination, the liability of Tenant for the rent provided for herein shall not be extinguished for the balance of the term of this Lease, and Tenant covenants and agrees to make good to the Landlord any deficiency arising from reletting the Premises, at a lesser rent than herein agreed to. Tenant shall pay such deficiency each month as the amount thereof is ascertained by the Landlord.

21. ACCESS. Tenant shall permit Landlord to enter the Premises at reasonable times for the purpose of inspecting, altering, and repairing the Premises and the Building and ascertaining compliance with the provisions hereof by Tenant, but nothing herein shall be construed as imposing any obligation on Landlord to perform any such work or duties. Landlord may also show the Premises to prospective purchasers or tenants at reasonable times, provided that Landlord shall not unreasonably interfere with Tenant's business operation.

22. WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Tenant and Landlord each waivers its entire right of recovery, claims, actions, or causes of action against the other for loss or damage to the Premises, Building, or Property or any personal property of such party therein that is caused by or incident to the perils covered by normal All Risk extended coverage clauses of standard fire insurance policies carried by the parties and in force at the time of damage or loss. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against either party in connection with any such loss or damage. If either Landlord or Tenant is unable to obtain its insurer's permission to waive any claim against the other party, such party shall promptly notify the other party of such inability.

23. HOLD-OVER TENANCY. If (without execution of a new lease or written extension) Tenant shall hold over after the expiration of the term of this Lease with Landlord's written consent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, which tenancy may be terminated as provided by law. If Tenant shall hold over after expiration of the term of this Lease without Landlord's written consent, Tenant's rent payable shall be increased by one hundred percent (100%) more than Tenant's Monthly Base Rent required in the last month of the Term of this Lease. During any such tenancy, Tenant agrees to be bound by all of the terms, covenants, and conditions as specified, insofar as applicable.

24. COMPLIANCE WITH LAW. Tenant shall use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the conditions, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's use of the Premises, improvements to the Premises, or acts. The judgment of any court of competent jurisdiction of the admission of Tenant in any action against Tenant, whether Landlord be a part thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of the fact as between the Landlord and Tenant.



                                      19.

25. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable modification to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules by any other tenants or occupants.

26. PARKING. Tenants shall have the exclusive right to use the parking facilities of the Building and Property subject to the reasonable rules, regulations and exclusive use parking designations by Landlord, and any charges of Landlord for such parking facilities which may be established or altered by Landlord at any time or form time to time during the term hereof at no charge.

27. MORTGAGES, DEEDS OF TRUST, PURCHASERS (ESTOPPEL STATEMENT). It is understood and agreed that Landlord may sell mortgage, or grant deeds of trust with respect to the Premises, the Building, or the Property and that Tenant may obtain financing, other than mortgaging the Lease, or enter into other Agreements that require confirmation of information relating to this Lease. Tenant and Landlord agree to execute, within ten
        (10) days following a request from the other party, such reasonable certificates as may be required by a mortgagee or trust deed beneficiary or such other party requiring a certificate stating that the Lease is in full force and effect and the dates to which the rent and charges have been paid. Upon a foreclosure or conveyance in lieu of foreclosure, and a demand by Landlord's successor. Tenant shall attorn to and recognize such successor as Landlord under this.

28. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to the lien of any mortgage, deeds or trust, or ground lessee now or hereafter placed against the Property or Building of which the Premises comprise a part, and to all renewals and modifications, supplements, consolidations, and extensions thereof; provided however, in the event that any mortgages or trust deed beneficiary shall so elect. Landlord reserves the right to subordinate said mortgage lien to the Lease upon the terms required by such mortgages or trust deed beneficiary. Landlord agrees that Tenant's subordination pursuant to this Paragraph 28 is conditioned on Landlord and its mortgages, beneficiary or ground lessor agreeing that so long as Tenant is not in default under this Lease beyond any applicable cure period. Tenant's rights under this Lease shall not be disturbed.

29. TENANT'S PROPERTY. Furnishings, trade fixtures, and equipment installed by Tenant shall be the property of Tenant. On termination of the Lease. Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises resulting from the installment or removal of such property. At the expiration of this Lease, Tenant shall return Premises to Landlord in the same condition as when Tenant took occupancy, reasonable wear and tear accepted.

30. REMOVAL OF PROPERTY. All personal property of Tenant remaining on the Premises after reentry or termination of this Lease, if not so removed by Tenant within 10 days from notice of Landlord, shall conclusively be deemed abandoned and may be removed by Landlord. Landlord may store such property in any place selected by Landlord, including, but not limited to, a public warehouse, at the expense and risk of the owner thereof, with the right to sell such stored property without notice to Tenant. The proceeds of such sale shall be applied first to the



                                      20.

        cost of such sales, second to the payment of the cost of removal and storage. If any, and third to the payment of any other sums of money which may then be due from Tenant to Landlord under any of the terms thereof, and the balance, if any, to be paid to Tenant.

31. PERSONAL PROPERTY TAXES. Tenant shall pay, or cause to be paid, before delinquency, any and all personal property taxes levied or assessed and which become payable during the term hereof upon Tenant's Leasehold improvements, equipment, furniture, fixtures, and personal property locate din the Premises. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's personal property.

32. NOTICES. All notices under this Lease shall be effective when mailed by certified mail or delivered to Landlord and to Tenant at the addresses specified in paragraph 1.j, or to such other address as either party may designate to the other in writing from time to time.

33.     CONDITIONS OF PREMISES:  HAZARDOUS SUBSTANCES

        a. Tenant accepts the land, buildings, improvements, environmental condition, and all other aspects of the Premises in their present condition, AS IS, including latent defects, without any representations or warranties, express or implied.

        b. Tenant shall not, without first obtaining Landlord's prior written approval, generate, release, spill, store, deposit, transport, or dispose of (collectively "Release") any hazardous substances, sewage, petroleum products, hazardous materials, toxic substances or any pollutants or substances, defined as hazardous or toxic in accordance with applicable federal, state, and local laws and regulations ("Hazardous Substances") in, on or about the Premises. In the event, and only in the event, Landlord approves such Release of Hazardous Substances on the Premises, tenant agrees that such Release shall occur safely and in compliance with all applicable federal, state, and local laws and regulations. Tenant shall indemnify, hold harmless and defend Landlord from any and all claims, liabilities, losses, damages, cleanup costs, and expenses (including reasonable attorneys' fees) arising out of or in any way related to the Release by Tenant, or any of its agents, representatives, or employees, or the presence of such Hazardous Substances in, on or about the Premises occurring at any time after the Commencement date specified in paragraph 1.c(1).

        c. Landlord warrants and represents to the best of its knowledge, no use storage, treatment, or transportation of Hazardous Substance has occurred in or on the Premises or the property before the date of this Lease which has not been in compliance with all applicable federal, state and local laws, rules, regulations, and ordinances. Landlord additionally warrants and represents to the best of its knowledge that no release, leak, discharge, spill, disposal, or emission of Hazardous Substance has occurred in, on, or under the Premises or the Property and that the same are free from Hazardous Substances as of the date of this Lease.



                                      21.

        d. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, damages, fines, judgments, liabilities, losses, costs, fees, penalties, charges and expenses assessed against, or imposed upon Tenant (including without limitation, any and all sums paid for settlement, attorneys' fees and costs, consultant and expert fees) arising during or after the Lease from or in connection with the presence or suspected presence of Hazardous Substances in or on the Premises or the Property, unless the Hazardous Substances are present as a result of Tenant's acts or those of its agents, employees, contractors, or invitees. Without limitation of the foregoing, this indemnification shall include any and all costs incurred because of any investigation, cleanup, removal, or restoration mandated by a federal, state or local agency or political subdivision, unless the Hazardous Substances are present as a result of Tenant, or its agents, employees, contractors or invitees. This indemnification shall specifically include any and all costs due to Hazardous Substances which flow, diffuse, migrate, or percolate into, onto, or under the Premises, Property or other property after the date of this Lease.

        e. The provisions of this paragraph 33 shall survive the expiration or termination of this Lease with respect to any events occurring prior to such expiration or termination.

34.     SIGNS. The sign criteria for the Premises is set forth in Exhibit C.

35.     GENERAL PROVISIONS.

        a. ATTORNEYS' FEES. In the event either party requires the services of any attorney in connection with enforcing the terms of this Lease, or in the event suite is brought for the recovery of any rent due under this Lease or for the breach of any covenant or condition of this Lease, or for the restitution of said Premises to Landlord and/or eviction of Tenant during said term or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys' fees, witness fees, and court costs, including costs of appeal.

        b. CHOICE OF LAW. This Lease shall be governed by the laws of the State in which the premises are located.

        c. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        d. EXHIBITS. Exhibits, if any, affixed to this Lease are a part thereof.

        e. INABILITY TO PERFORM. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability is caused by reasons of strike, labor trouble, acts of God, or any other cause beyond the reasonable control of the Landlord.

        f. INTERPRETATION. This Lease has been submitted to the scrutiny of all parties hereto and their counsel, if desired, and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by any part hereto or its counsel.



                                      22.

        g. JOINT OBLIGATION. If there be more than one Tenant, the obligations hereunder imposed upon Tenants shall be joint and several.

        h. KEYS. Upon termination of this Lease, Tenant shall surrender all keys to the Premises to Landlord at the piece then fixed for payment of rent and shall inform Landlord of all combination locks, safes, and vaults, if any, in the Premises.

        i. LATE CHARGES. Tenant acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be extremely difficult and impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the premises; therefore, in the event Tenant should fail to pay any installment of rent or any other sum due hereunder within ten (10) days after such amount is due. Tenant shall pay to Landlord as additional rent a late charge equal to five percent (5%) of each installment or the sum of $25.00 per month, whichever is greater. A $5.00 charge will be paid by Tenant to Landlord for each returned check. In addition, any sum due and payable to Landlord under the terms of this Lease which is not paid when due shall bear interest at the rate of two percent (2%) plus the published prime rate of interest of Seattle First National bank, Main Office, in effect as of the first day of the calendar month of such default (and adjusted accordingly as said prime rate of interest is adjusted) from the date the same becomes due and payable until paid.

        j. LIGHT, AIR, AND VIEW. Landlord does not guarantee the continued present status of light, air, or view over any improvements adjoining or in the vicinity of the Building.

        k. MARGINAL HEADINGS. The marginal headings and section titles in the sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        l. NAME. Tenant shall not use the name of the Building or Corporate park for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

        m. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements of understandings pertaining to any such matters shall be effective for any purpose. No provision of hits Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully expected by both parties hereto.

        n. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Landlord.

        o. SALE. In the event of any sale of the Building or Property, or any assignment of this Lease by Landlord. Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained n or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale or assignment; and the purchase or assignee at such sale or



                                      23.

                assignment or any subsequent sale or assignment of Lease, the Property, or Building, shall be deemed without any further agreement between the parties or their successors in interest or between the parties and any such purchaser or assignee to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease.

        p. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

        q. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

        r. WAIVER. The waiver by either party of any term, covenant, or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition on any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of the Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. NO covenant, term, or condition of this Lease shall be deemed to have been waived by Landlord unless such wavier shall be in writing and signed by Landlord's duly authorized representatives.

        s. RESEARCH AND DEVELOPMENT. Landlord agrees to cooperate with Tenant in obtaining any tax benefit related to the construction and use of the Premises for research and development. Landlord agrees that any refund, rebate or other tax benefit from such construction or use that effectively reduces the tax assessed on the Premises will be used to reduce the taxes paid by Tenant in Tenant's share of Common Costs.

36.     AUTHORITY OF PARTIES.

        a. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation. In accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with its terms.

        b. If the Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant against Landlord shall be limited to the assets of the limited partnership, and Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors, or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

37. COMMISSIONS. Commissions payable, if any, shall be paid those Broker(s) and Agent(s) and by the party specified in paragraph 1.i pursuant to a separate commission contract. Each party represents that it has not had dealings with any other real estate broker or salesman with respect to he Lease, and each party shall defend, indemnify, and hold harmless the other party from all



                                      24.

        costs and liabilities including reasonable attorneys' fees resulting from any claims to the contrary.

THIS LEASE IS SUBJECT TO ACCEPTANCE BY LANDLORD.

        AUTHORITY OF TENANT:

        Tenant and each individual executing this Lease on behalf of Tenant represents and warrants that it is duly authorized to execute and deliver this Lease and that this Lease is binding upon Tenant in accordance with its terms.



                                      25.

AGREED AND ACKNOWLEDGED:




                                       TENANT:
                                       VIXEL CORPORATION
                                       a Delaware corporation


                                       By: /s/ Mark Harrington
                                           -------------------------------------
                                           Mark Harrington

                                       Its: CFO
                                            ------------------------------------

                                       Date: 12/5/96
                                             -----------------------------------

                                       LANDLORD:
                                       SUNLIFE ASSURANCE CO. OF CANADA (U.S.)
                                       a Delaware corporation


 /s/ Thomas V. Pedulla                 By: /s/ John G. Mulvihill
----------------------------------        --------------------------------------
THOMAS V. PEDULLA                         John G. Mulvihill
PROPERTY INVESTMENTS OFFICER
                                       Its: Property Investments Officer
                                            ------------------------------------

                                       Date: 12/6/96
                                             -----------------------------------



STATE OF WASHINGTON

COUNTY OF SNOHOMISH

        On this day personally appeared before me Mark Harrington to me known to be the CFO of Vixel Corporation, the corporation that executed the within and foregoing instrument and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he/she was duly authorized to execute said instrument on behalf of the corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of December, 1996.

                                       /s/  Signature Illegible
                                       -----------------------------------------
                                       NOTARY PUBLIC in and for the state of
                                       Washington residing at Edmonds
                                       my commission expires: November 1, 2000




Commonwealth of Massachusetts       )



                                      26.

                             )  Ss
County of Norfolk            )

        On this 6th day of December, 1996 before me appeared Thomas V. Pedulla and John G. Mulvihill, both to me known to be Property Investments Officer and Property Investments Officer, respectively, of the Sun Life Assurance Company of Canada, duly authorized to execute the annexed instrument, on behalf of Sun Life Assurance Company of Canada (U.S.), and acknowledged the said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       /s/  Marylu Lazzaro
                                       -----------------------------------------
                                       Notary Public
                                       My Commission Expires: May 31, 2002



                                      27.

                                 FIRST AMENDMENT

WHEREAS, Sun Life Assurance Company of Canada (U.S.) as Landlord and Vixel Corporation as Tenant executed that certain Lease dated December 6, 1996 for the Premises known as 11911 North Creek Parkway South, Bothell, Washington, and

WHEREAS, Landlord and Tenant wish to amend the Commencement Date and Rent Commencement Date of the Lease.

NOW, THEREFORE, Landlord and Tenant hereby agree to amend the Lease as follows:

        1) The Commencement Date specified in Section 1.c.91) of the Lease is hereby amended by substituting "January 13, 1997" for "February 1, 1997".

        2) The Rent Commencement Date specified in Section 1.x(4) of the Lease is hereby amended by substituting "March 13, 1997" for "April 1, 1997." Rent for the partial month of March 13, 1997 through March 31, 1997 is $19,629.15.

Except as specifically amended by the First Amendment, the Lease is in full force and effect and any conflict between this First Amendment and the Lease shall be controlled by this First Amendment.

AGREED AND ACCEPTED:

SUNLIFE ASSURANCE CO. OF CANADA (U.S.)     VIXEL CORPORATION


By: /s/ John G. Mulvihill                  By: /s/ Signature Illegible
   ----------------------------------          ---------------------------------

Date: 1/13/97                              Date: 1/22/97
      -------------------------------            -------------------------------



                                       1.